                                [PROLIANCE LOGO]

                                             FOR: PROLIANCE INTERNATIONAL, INC.

                                             Contact:
                                             Richard A. Wisot
                                             Chief Financial Officer
                                             (203) 859-3552
FOR IMMEDIATE RELEASE
---------------------                        Financial Dynamics
                                             Investors: Christine Mohrmann,
                                             Eric Boyriven, Alexandra Tramont
                                             (212) 850-5600

        PROLIANCE INTERNATIONAL, INC. REPORTS SECOND QUARTER 2005 RESULTS

NEW HAVEN, CONNECTICUT, August 11, 2005 - Proliance International, Inc. (AMEX:
PLI), formerly Transpro, Inc., today announced results for the second quarter ended June 30, 2005.

Net sales in the second quarter of 2005 were $59.0 million, compared to $60.4 million in the second quarter of 2004, down 2.4% from last year.

The Company reported a loss from continuing operations of $2.1 million, or $0.30 per basic and diluted share, in the second quarter of 2005, compared to a loss from continuing operations of $0.2 million, or $0.03 per basic and diluted share, in the second quarter of 2004. The Company reported a consolidated net loss for the second quarter of 2005 of $2.1 million, or $0.30 per basic and diluted share. In the second quarter of 2004, including income from discontinued
operation of $1.0 million, or $0.14 per basic and diluted share, the Company reported net income of $0.8 million or $0.11 per basic and diluted share.

On July 22, 2005, as previously announced, the Company successfully completed its merger with the aftermarket business of Modine Manufacturing Company (NYSE:
MOD) and changed its name to Proliance International, Inc. The financial results discussed herein reflect the performance of Transpro, Inc. through June 30,
2005, while the post-merger results will be reported commencing in the third quarter of 2005.

In addition, the Company, as previously announced, completed the sale of its
Heavy Duty OEM business on March 1, 2005. The statements of operations and related financial statement disclosures for all periods prior to the sale have been restated to present the Heavy Duty OEM business as a discontinued
operation. The discussions and analyses herein are of continuing operations, unless otherwise noted.

                                    - MORE -

PROLIANCE INTERNATIONAL, INC. REPORTS SECOND QUARTER 2005 RESULTS        PAGE 2

Charles E. Johnson, President and CEO, stated, "Our results in the second quarter were sharply impacted by the late arrival of seasonable temperatures across the country until mid-June, thereby reducing the overall demand for our automotive and light truck radiator and air conditioning products. As a result, sales in our Automotive and Light Truck Business Group declined by 5.3% despite improvement in year-over-year air conditioning product sales due to the addition of a new customer. Heavy-Duty Aftermarket unit sales continued to grow with a
14.0% year-over-year improvement, driven by strong overall industrial and transportation activity. Early sales results for the third quarter indicate an improvement in basic demand levels."

Mr. Johnson continued, "During the quarter, softer customer demand in the radiator product line, along with competitors' attempts to reduce inventory levels, resulted in an intensification of the competitive pricing pressure we have experienced in recent years. While we continued to show improvements in year-over-year margins for the second quarter due to our continuing cost reduction initiatives, we expect that prices will continue to decline until the marketplace imbalance in inventories is resolved, and at least through year-end.
In fact, radiator market pricing is the `wild card' for our operating performance in the near term. When this condition is combined with the continued
rise of certain raw material prices to record levels, higher interest rates and interest costs related to extended customer payment terms, and erratic buying by our larger customers, it is clear that our recent merger transaction and the synergy benefits it promises, was appropriate for our longer term success in this competitive marketplace."

Consolidated gross margin for the second quarter of 2005 was $11.4 million, or
19.4% of sales, versus a consolidated gross margin of $10.9 million, or 18.1% of sales, in the same period in 2004. These results reflect the factors mentioned above. The improvement in consolidated gross margin reflects the benefits of company-wide cost reduction actions, and pricing actions initiated in the Heavy
Duty Group. These factors were somewhat offset by competitive pricing pressure within the Automotive and Light Truck Group, as well as rising commodity costs, which impacted all business segments.

Selling, general and administrative expenses totaled $10.9 million, or 18.4% of net sales, in the 2005 second quarter, compared to $10.2 million, or 16.9% of net sales, in the same period in 2004. The increase reflects higher costs related to Sarbanes-Oxley compliance measures, as well as costs incurred in anticipation of the Modine aftermarket merger, which was delayed until July 22,
2005.

The Company reported an operating loss from continuing operations for the second quarter of 2005 of $0.6 million, versus operating income from continuing operations of $0.8 million in the second quarter of 2004. Included in the
Company's results for the second quarter of 2005 were $1.1 million in restructuring charges due to the relocation of inventory from Memphis, Tennessee to Southaven, Mississippi, associated with the previously announced opening of the Company's new distribution facility at that site. The restructuring charges also reflect expenses related to the Company's closure of its aluminum heater manufacturing facility in Buffalo, New York and the relocation of its production to its Nuevo Laredo, Mexico facility, as previously announced. Both of these actions, once fully implemented, are expected to generate annual operating cost savings substantially in excess of associated restructuring charges.

                                    - MORE -

PROLIANCE INTERNATIONAL, INC. REPORTS SECOND QUARTER 2005 RESULTS         PAGE 3

Inventory levels at June 30, 2005 were $84.8 million, compared to $71.2 million at December 31, 2004 and $70.7 million at June 30, 2004. In part, the increase in inventories in the quarter reflects safety stock to support preparation for plant consolidation activities as a result of the merger transaction, as well as to support the Company's relocation of its aluminum heater manufacturing operations, discussed above. However, the delayed start of the Automotive and
Light Truck selling season until the last two weeks of the second quarter also pushed inventory levels higher. Production cuts have already been initiated to bring the inventory back into line by year-end on the pre-merger business.
Beyond this, the Company continues to see opportunity to further reduce combined inventories as a result of the merger as it moves forward.

Primarily as a result of these higher inventory levels, cash flow used in operating activities for the first six months of 2005 was $18.6 million compared to a year ago when operations generated $3.2 million of cash flow. During the second half of 2005, the Company expects to generate cash flow from operations as a result of the planned inventory reduction efforts and seasonal increases in accounts receivable collections.

For the first six months of 2005, net sales were $107.3 million, a decrease of
2.3% from net sales of $109.8 million in the first six months of 2004.

Consolidated gross margin for the 2005 six-month period was $20.4 million, or
19.0% of net sales, compared to gross margin of $19.8 million, or 18.0% of net sales, a year ago. Selling, general and administrative expenses for the first six months of 2005 were $21.5 million, or 20.0% of net sales, compared to $19.6 million, or 17.9% of net sales, in the first six months of 2004. Restructuring expenses were $1.4 million for the first six months of 2005 compared to none a year ago.

The Company reported a loss from continuing operations of $4.4 million, or $0.62 per basic and diluted share, in the first half of 2005. In the first half of
2004, the Company reported a loss from continuing operations of $1.6 million, or
$0.22 per basic and diluted share.

The Company reported net income for the first half of 2005 of $0.4 million, or
$0.05 per basic and diluted share, which included income from discontinued
operation of $0.8 million, or $0.12 per basic and diluted share, and an after-tax gain on the sale of the Heavy Duty OEM business of $3.9 million, or
$0.55 per basic and diluted share. In the first half of 2004, including income from discontinued operation of $1.7 million, or $0.24 per basic and diluted share, the Company reported net income of $0.2 million, or $0.02 per basic and diluted share.

Mr. Johnson concluded, "While we are mindful of the near term challenges we face, such as pricing pressure, rising commodity costs and the cutback in production levels as we align our inventory with customer demand, each of which will continue to put pressure on our margins, we are excited by the opportunities presented by the merger transaction and the synergies we anticipate as a result. Our original estimate of more than $20 million of synergies was conservative, and we now anticipate that it could exceed $30 million. As previously mentioned, it is critical to note that we have seen and will continue to see radiator price down activity, which could significantly impact the synergy opportunity. As can be seen from our recent public communications, we have moved ahead aggressively to achieve the anticipated synergies, having already announced a number of restructuring activities. In the coming months, we will remain focused on executing our integration strategy, which we believe will bring improved operating results and competitive positioning for 2006 and beyond."
                                    - MORE -

PROLIANCE INTERNATIONAL, INC. REPORTS SECOND QUARTER 2005 RESULTS        PAGE 4

PROLIANCE INTERNATIONAL, INC. is a leading manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications.

Proliance International, Inc.'s Strategic Corporate Values Are:

     o   Being An Exemplary Corporate Citizen

     o   Employing Exceptional People

     o   Dedication To World-Class Quality Standards

     o   Market Leadership Through Superior Customer Service

     o   Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS
--------------------------

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan,"
"possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

In addition, the following factors relating to the merger with the Modine
Manufacturing Company aftermarket business, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1)
the risk that the businesses will not be integrated successfully; (2) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; (3) disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; (4) the transaction may involve unexpected costs; (5)
increased competition and its effect on pricing, spending, third-party relationships and revenues; (6) the risk of new and changing regulation in the
U.S. and internationally; (7) the possibility that Proliance's historical businesses may suffer as a result of the transaction and (8) other uncertainties and risks beyond the control of Proliance. Additional factors that could cause
Proliance's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-K of
Proliance (formerly known as Transpro, Inc.), in the Quarterly Reports on Forms
10-Q of Proliance, and Proliance's other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

                                - TABLES FOLLOW -

                         PROLIANCE INTERNATIONIAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)



                                                                    THREE MONTHS                        SIX MONTHS
                                                                    ENDED JUNE 30,                     ENDED JUNE 30,
                                                            ------------------------------      ----------------------------
                                                                2005             2004              2005            2004
                                                            --------------   -------------      ------------   -------------
Net sales                                                         $58,962        $60,400         $107,270       $109,836
Cost of sales                                                      47,537         49,460           86,878         90,079
                                                            -------------   ------------      -----------   ------------
Gross margin                                                       11,425         10,940           20,392         19,757
Selling, general and administrative expenses                       10,878         10,188           21,453         19,612
Restructuring and other special charges                             1,105             --            1,367             --
                                                            -------------   ------------      -----------   ------------
Operating (loss) income from continuing
     operations                                                      (558)           752           (2,428)           145
Interest expense                                                    1,892            880            3,349          1,719
                                                            -------------   ------------      -----------   ------------
Loss from continuing operations before taxes                       (2,450)          (128)          (5,777)        (1,574)
Income tax (benefit) provision                                       (359)            33           (1,414)           (29)
                                                            -------------   ------------      -----------   ------------
Loss from continuing operations                                    (2,091)          (161)          (4,363)        (1,545)
Income from discontinued operation, net of tax                         --            964              848          1,705
Gain on sale of discontinued operation, net of tax                     --             --            3,899             --
                                                            -------------   ------------      -----------   ------------
Net (loss) income                                                 $(2,091)       $   803         $    384       $    160
                                                            =============   ============      ===========   ============

Shares outstanding:
      Basic                                                         7,107          7,106            7,107          7,106
                                                            =============   ============      ===========   ============
      Diluted                                                       7,107          7,106            7,107          7,106
                                                            =============   ============      ===========   ============

Basic (loss) income per share:
         Continuing operations                                    $ (0.30)       $ (0.03)        $  (0.62)      $  (0.22)
         Discontinued operation                                        --        $  0.14         $   0.12       $   0.24
         Gain on sale of discontinued operation                        --             --         $   0.55             --
                                                            -------------   ------------      -----------   ------------
         Net (loss) income                                        $ (0.30)       $  0.11         $   0.05       $   0.02
                                                            =============   ============      ===========   ============

Diluted (loss) income per share:
         Continuing operations                                    $ (0.30)       $ (0.03)        $  (0.62)      $  (0.22)
         Discontinued operation                                        --        $  0.14         $   0.12       $   0.24
         Gain on sale of discontinued operation                        --             --         $   0.55             --
                                                            -------------   ------------      -----------   ------------
         Net (loss) income                                        $ (0.30)       $  0.11         $   0.05       $   0.02
                                                            =============   ============      ===========   ============


Note: Prior year amounts have been reclassified to reflect the Heavy Duty OEM business as a discontinued operation.

                                  Table 1 of 3

                          PROLIANCE INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                               (UNAUDITED)
                                              JUNE 30, 2005   DECEMBER 31, 2004
                                              -------------   -----------------

Accounts receivable, net                         $ 42,887          $ 34,429
Inventories, net                                   84,770            71,211
Other current assets                                2,595             4,495
Discontinued operation current assets                --              11,403
Net property, plant and equipment                  18,844            16,135
Other assets                                        6,247             5,621
Discontinued operation non-current assets            --               6,565
                                                 --------          --------
Total assets                                     $155,343          $149,859
                                                 ========          ========

Accounts payable                                 $ 35,591          $ 26,647
Accrued liabilities                                15,466            17,453
Discontinued operation current liabilities           --               8,176
Total debt                                         50,737            44,024
Other long-term liabilities                         6,351             6,724
Stockholders' equity                               47,198            46,835
                                                 --------          --------
Total liabilities and stockholders' equity       $155,343          $149,859
                                                 ========          ========

Note: December 31, 2004 amounts reflect reclassification of the Heavy Duty OEM business as a discontinued operation.

                                  Table 2 of 3

                                         PROLIANCE INTERNTIONAL, INC.
                                           SUPPLEMENTARY INFORMATION
                                                (IN THOUSANDS)
                                                  (UNAUDITED)


                                                            THREE MONTHS                   SIX MONTHS
                                                           ENDED JUNE 30,                ENDED JUNE 30,
                                                    --------------------------     --------------------------
                                                        2005           2004            2005           2004
                                                    ------------   -----------     ------------   -----------

SEGMENT DATA
Net sales:
Automotive and light truck                               $48,572       $51,284          $88,976       $93,363
Heavy duty                                                10,390         9,116           18,294        16,473
                                                    ------------   -----------     ------------   -----------
   Total net sales                                       $58,962       $60,400         $107,270      $109,836
                                                    ============   ===========     ============   ===========

Operating (loss) income from continuing operations:
Automotive and light truck                                $2,527        $2,169           $3,505       $ 3,986
Restructuring and other special charges                   (1,105)           --           (1,367)           --
                                                    ------------   -----------     ------------   -----------
   Automotive and light truck total                        1,422         2,169            2,138         3,986
                                                    ------------   -----------     ------------   -----------
Heavy duty                                                   351            73               93          (704)
Restructuring and other special charges                       --            --               --            --
                                                    ------------   -----------     ------------   -----------
   Heavy duty total                                          351            73               93          (704)
                                                    ------------   -----------     ------------   -----------
Corporate expenses                                        (2,331)       (1,490)          (4,659)       (3,137)
                                                    ------------   -----------     ------------   -----------
Total operating (loss) income from
     continuing operations                                $ (558)        $ 752         $ (2,428)       $  145
                                                    ============   ===========     ============   ===========

CAPITAL EXPENDITURES, NET                                 $1,219        $1,815           $3,754       $ 2,533
                                                    ============   ===========     ============   ===========


Note: Prior year amounts have been reclassified to reflect the Heavy Duty OEM business as a discontinued operation.

                                  Table 3 of 3

                                       END